AMENDED AND RESTATED BY-LAWS

                                       OF

                                KAISER ALUMINUM & CHEMICAL CORPORATION





















                                            October 1, 1997



                              INDEX



                                                            Page
                                                            ----
ARTICLE I - OFFICES

  Section 1.   Registered Office. . . . . . . . . . . . . . .  1
  Section 2.   Other Offices. . . . . . . . . . . . . . . . .  1


ARTICLE II - MEETINGS OF SHAREHOLDERS

  Section 1.   Place of Meetings. . . . . . . . . . . . . . .  1
  Section 2.   Annual Meetings. . . . . . . . . . . . . . . .  1
  Section 3.   Special Meetings . . . . . . . . . . . . . . .  2
  Section 4.   Adjourned Meetings, Notice . . . . . . . . . .  2
  Section 5.   Voting . . . . . . . . . . . . . . . . . . . .  2
  Section 6.   Quorum . . . . . . . . . . . . . . . . . . . .  2
  Section 7.   Proxies. . . . . . . . . . . . . . . . . . . .  3


ARTICLE III - DIRECTORS

  Section 1.   Powers . . . . . . . . . . . . . . . . . . . .  3
  Section 2.   Number and Qualification of Directors. . . . .  3
  Section 3.   Election and Term of Office. . . . . . . . . .  4
  Section 4.   Vacancies. . . . . . . . . . . . . . . . . . .  4
  Section 5.   Place of Meeting . . . . . . . . . . . . . . .  4
  Section 6.   Organization Meeting . . . . . . . . . . . . .  5
  Section 7.   Other Regular Meetings . . . . . . . . . . . .  5
  Section 8.   Special Meetings . . . . . . . . . . . . . . .  5
  Section 9.   Quorum . . . . . . . . . . . . . . . . . . . .  5
  Section 10.  Adjournment. . . . . . . . . . . . . . . . . .  5
  Section 11.  Fees and Compensation. . . . . . . . . . . . .  5
  Section 12.  Directors' Action Without Meetings . . . . . .  6
  Section 13.  Meetings by Telecommunication. . . . . . . . .  6


ARTICLE IV - COMMITTEES

  Section 1.   Committees . . . . . . . . . . . . . . . . . .  6
  Section 2.   Committee Rules. . . . . . . . . . . . . . . .  7





ARTICLE V - OFFICERS

  Section 1.   Officers . . . . . . . . . . . . . . . . . . .  7
  Section 2.   Election . . . . . . . . . . . . . . . . . . .  7
  Section 3.   Removal and Resignation. . . . . . . . . . . .  8
  Section 4.   Vacancies. . . . . . . . . . . . . . . . . . .  8
  Section 5.   Chairman of the Board. . . . . . . . . . . . .  8
  Section 6.   Vice Chairman of the Board . . . . . . . . . .  8
  Section 7.   Chief Executive Officer. . . . . . . . . . . .  8
  Section 8.   President. . . . . . . . . . . . . . . . . . .  9
  Section 9.   Chief Operating Officer. . . . . . . . . . . .  9
  Section 10.  Executive Presidents and Senior
                 Vice Presidents. . . . . . . . . . . . . . .  9
  Section 11.  Vice Presidents. . . . . . . . . . . . . . . .  9
  Section 12.  Secretary. . . . . . . . . . . . . . . . . . .  9
  Section 13.  Treasurer. . . . . . . . . . . . . . . . . . . 10
  Section 14.  Controller . . . . . . . . . . . . . . . . . . 10
  Section 15.  Chief Administrative Officer . . . . . . . . . 11


ARTICLE VI - MISCELLANEOUS

  Section 1.   Record Dates . . . . . . . . . . . . . . . . . 11
  Section 2.   Checks, Drafts, Etc. . . . . . . . . . . . . . 12
  Section 3.   Contracts, How Executed. . . . . . . . . . . . 12
  Section 4.   Waiver of Notice of Meetings of Shareholders,
                 Directors and Committees . . . . . . . . . . 12
  Section 5.   Certificates of Stock. . . . . . . . . . . . . 13
  Section 6.   Representation of Shares Held by Other
                 Corporations . . . . . . . . . . . . . . . . 13
  Section 7.   Inspection of Stock Ledger . . . . . . . . . . 14
  Section 8.   Interested Directors, Quorum . . . . . . . . . 14
  Section 9.   Indemnification. . . . . . . . . . . . . . . . 15


ARTICLE VII - AMENDMENTS

  Section 1.   Adoption, Amendment or Repeal of By-laws . . . 15




                   AMENDED AND RESTATED BY-LAWS

                                               of

              KAISER ALUMINUM & CHEMICAL CORPORATION

                 -------------------------------

                       Article I - OFFICES


          SECTION 1.  Registered Office.  The registered office
                      -----------------
of the Corporation is hereby fixed and located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The name of the registered agent in charge thereof is The Corporation Trust Company.

          SECTION 2.  Other Offices.  The Corporation shall have
                      -------------
its principal office in the Kaiser Center, 300 Lakeside Drive, Oakland, California. Other offices may at any time be established by the Board of Directors at any place or places, within or without the State of Delaware, where the Corporation is qualified to do business.


                             Article II - MEETINGS OF SHAREHOLDERS


          SECTION 1.  Place of Meetings.  All meetings of
                      -----------------
Shareholders for the election of Directors shall be held at the principal office of the Corporation or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of the Shareholders for any other purpose may be held at such place as shall be stated in the notice of the meeting.

          SECTION 2.  Annual Meetings.  The annual meetings of
                      ---------------
Shareholders shall be held at such date, time and place as may be designated by the Board of Directors from time to time. At each annual meeting the Shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

          SECTION 3.  Special Meetings.  Special meetings of
                      ----------------
Shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board or by any two (2) of the Directors.

             SECTION 4.  Adjourned Meetings, Notice.  Any
                      ---------------------------
Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time, to be reconvened at the same or some other place, by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting, but in the absence of a quorum no other business may be transacted at any such meeting.

             When any Shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place of the adjourned meeting are announced at the meeting at which such adjournment is taken.

             SECTION 5.  Voting.  At all meetings of Shareholders,
                      ------
every Shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his own name on the stock records of the Corporation; provided, however, that at all elections of Directors each holder of record of stock entitled to vote for the election of Directors shall be entitled to one vote for each share of such stock held by such Shareholder for each Director's position to be filled. Cumulative voting for Directors shall not be permitted. Voting shall be conducted by ballot.

             SECTION 6.  Quorum.  Subject to any provisions of the
                      ------
Certificate of Incorporation relating to a quorum at meetings at which the holders of shares of stock of any class are entitled to vote separately as a class, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

             SECTION 7.  Proxies.  Every person entitled to vote at
                      -------
a meeting of Shareholders shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation; provided that no such proxy shall be valid after the expiration of three (3) years from its date, unless the proxy provides for a longer period of time.
A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.


                                       Article III - DIRECTORS


             SECTION 1.  Powers.  Subject to the limitations of the
                      ------
Certificate of Incorporation, the By-laws and the General Corporation Law of the State of Delaware as to action to be authorized or approved by the Shareholders, and subject to the duties of Directors as prescribed by the By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.

             SECTION 2.  Number and Qualification of Directors.  The
                      -------------------------------------
Board of Directors shall consist of three (3) to fifteen (15) members, the number thereof to be determined from time to time by a majority of the entire Board of Directors. Directors need not be Shareholders.

             SECTION 3.  Election and Term of Office.  The Directors
                      ---------------------------
shall be elected at each annual meeting of Shareholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of Shareholders held for that purpose. All Directors shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

             SECTION 4.  Vacancies.  Vacancies in the Board of
                      ---------
Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by the sole remaining Director so elected.

             A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any Director.

             The Shareholders may at any time elect Directors to fill any vacancy not filled by the Directors.

             Any Director may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time of receipt of such notice or at such later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any Director resigns, the Board shall have power to elect a successor to take office at such time as the resignation shall become effective.

             SECTION 5.  Place of Meeting.  Subject to the
                      ----------------
provisions of Section 13 of this Article III, all meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place in the United States designated at any time by the Board.

             SECTION 6.  Organization Meeting.  Immediately
                      --------------------
following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of all such regular meetings shall not be required.

             SECTION 7.  Other Regular Meetings.  Other regular
                      ----------------------
meetings of the Board of Directors shall be held without call at such times as shall from time to time be determined by the Board of Directors. Notice of all such regular meetings shall not be required.

             SECTION 8.  Special Meetings.  Special meetings of the
                      ----------------
Board of Directors, for any purpose or purposes whatsoever, shall be called at any time by the Chairman of the Board or by any two
(2) of the Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

             SECTION 9.  Quorum.  At all meetings of the Board of
                      ------
Directors a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except to fill vacancies in the Board as hereinbefore provided, and except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.

             SECTION 10.  Adjournment.  A quorum of the Directors
                       -----------
may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors. Notice of the time and place of holding an adjourned meeting of a Directors' meeting, either regular or special, need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

             SECTION 11.  Fees and Compensation.  Directors shall
                       ---------------------
receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board of Directors. Any Director may serve the Corporation in any other capacity as an Officer, agent, employee or otherwise and receive compensation therefor.

             SECTION 12.  Directors' Action Without Meetings.  Any
                       ----------------------------------
action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

             SECTION 13.  Meetings by Telecommunication.  Any
                       ------------------------------
meeting, regular or special, of the Board of Directors or of any committee thereof may be held by conference telephone or similar communication equipment, provided that all Directors participating can hear one another. Participation in such a meeting shall constitute presence in person at the meeting.


                     Article IV - COMMITTEES


             SECTION 1.  Committees.  The Board of Directors may, by
                      ----------
resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Corpo-ration's property and assets, recommending to the Shareholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

             SECTION 2.  Committee Rules.  Unless the Board of
                      ---------------
Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. Reasonable notice of each committee meeting (other than regularly scheduled meetings) shall be furnished to all members of the committee. A majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these By-laws.


                                         Article V - OFFICERS

             SECTION 1.  Officers.  The Officers of the Corporation
                      --------
shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also, at its discretion, choose from among its members a Chairman of the Board and a Vice Chairman of the Board. The Corporation may also have, at the discretion of the Board of Directors, a Chief Operating Officer, a Chief Administrative Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller or two officers who together perform the duties of a Controller, and one or more Assistant Controllers. One person may hold two or more offices. Unless otherwise determined by resolution of the Board, no person serving as the Vice Chairman of the Board, an Assistant
Secretary, an Assistant Treasurer or an Assistant Controller shall be deemed to be an executive officer of the Corporation.

             SECTION 2.  Election.  The Officers of the Corporation
                      --------
shall be elected by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

             SECTION 3.  Removal and Resignation.  Any Officer may
                      -----------------------
be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an Officer chosen by the Board, by the Chief Executive Officer.

             Any Officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

             SECTION 4.  Vacancies.  A vacancy in any office because
                      ---------
of death, resignation, removal, disqualification or any other cause, shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

             SECTION 5.  Chairman of the Board.  The Chairman of the
                      ---------------------
Board, if any, shall preside at all meetings of the Board of Directors and of the Shareholders at which he shall be present and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws. If so designated by the Board of Directors, the Chairman of the Board shall be the Chief Executive Officer.

             SECTION 6.  Vice Chairman of the Board.  In the absence
                      --------------------------
of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the Shareholders at which he shall be present. The Vice
Chairman of the Board shall exercise such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

             SECTION 7.  Chief Executive Officer.  Subject to such
                      -----------------------
supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Vice Chairman of the Board, if there be such Officers, the Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation.

             SECTION 8.  President.  If the Chairman of the Board
                      ---------
has not been designated as the Chief Executive Officer, the President shall be the Chief Executive Officer with the powers and duties set forth in Section 7 of this Article V. If the Chairman of the Board has been so designated, the President shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

             In the absence of the Chairman of the Board and of the Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the Shareholders at which he shall be present.

             SECTION 9.  Chief Operating Officer.  Subject to such
                      ------------------------
supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Vice Chairman of the Board or the Chief Executive Officer, if there be such Officers, the Chief Operating Officer shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer, or the By-Laws.

             SECTION 10.  Executive Vice Presidents and Senior Vice
                       ------------------------------------------
Presidents.  The Executive Vice Presidents and Senior Vice
----------
Presidents, if any, shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

             SECTION 11.  Vice Presidents.  The Vice Presidents
                       ---------------
shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, the Chief
Executive Officer or the By-laws.

             SECTION 12.  Secretary.  The Secretary shall keep, or
                       ----------
cause to be kept, a book of minutes at the principal office of the Corporation or such other place as the Board of Directors may order, of all meetings of the Board of Directors and any committee thereof and of the Shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

             The Secretary shall keep, or cause to be kept, at the principal office of the Corporation and at the office of the Corporation's transfer agent, if a transfer agent shall be appointed, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

             The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

             SECTION 13.  Treasurer.  The Treasurer shall keep or
                       ---------
cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall have the care and custody of all funds and securities of the Corporation.

             The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

             SECTION 14.  Controller.  The Controller shall be the
                       ----------
principal accounting officer of the Corporation. He shall keep or cause to be kept all books of accounts and accounting records of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director. He shall prepare or cause to be prepared appropriate financial statements for the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the By-laws.

             Notwithstanding the foregoing paragraph of this Section 14, in the event that the Corporation shall not have a Controller and shall have two officers who together perform the duties of a Controller, then the duties of a Controller specified in the foregoing paragraph shall be allocated among such two officers by the Chief Executive Officer or the Chief Operating Officer of the Corporation. The officer to whom is allocated the responsibility of reporting financial information for external purposes shall be deemed to be the principal accounting officer of the Corporation for the purpose of signing documents to be filed with the Securities and Exchange Commission and for similar purposes.
Such officers shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, or the By-laws.

             SECTION 15.  Chief Administrative Officer.  Subject to
                       -----------------------------
such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Vice Chairman of the Board or the Chief Executive Officer, if there be such Officers, the Chief Administrative Officer shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer, or the By-Laws.


                                               Article VI - MISCELLANEOUS


             SECTION 1.  Record Dates.  The Board of Directors may
                      ------------
fix in advance a date as a record date for the determination of the Shareholders entitled to notice of and to vote at any meeting of Shareholders, or entitled to receive payment of any dividend, or the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the date for any other lawful action, and in such case such Shareholders, and only such Shareholders as shall be Shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

             Notwithstanding any other provision hereof, the record date established pursuant to this Section shall, with respect to a meeting of Shareholders, be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor, with respect to any other action, more than sixty (60) days prior to such action.


             SECTION 2.  Checks, Drafts, Etc.  All checks, drafts or
                      -------------------
other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

             SECTION 3.  Contracts, How Executed.  The Board of
                       -----------------------
Directors may authorize any Officer or Officers, agent or agents, to enter into any contracts or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

             SECTION 4.  Waiver of Notice of Meetings of
                      -------------------------------
Shareholders, Directors and Committees.  Whenever notice is
--------------------------------------
required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

             SECTION 5.  Certificates of Stock.  A certificate for
                      ---------------------
shares of the capital stock of the Corporation shall be issued to each Shareholder when any such shares are fully paid up. All such certificates shall be signed by or in the name of the Corporation by the Chief Executive Officer or the President or a Vice President and the Secretary or an Assistant Secretary.
Every certificate must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as a registrar of transfers, before issuance. The transfer agent for any class of stock may also serve as registrar of such class, and any or all of the signatures on the certificates may be a facsimile. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such Officer, transfer agent or registrar at the date of issue.

             The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

             SECTION 6.  Representation of Shares Held by Other
                      ---------------------------------------
Corporations.  Shares of the Corporation standing in the name of
------------
another corporation may be voted or represented, and all rights incident thereto may be exercised on behalf of such other corporation, by any officer thereof authorized so to do by resolution of its board of directors, or by its executive committee, or by its by-laws, or by any person authorized so to do by proxy or power of attorney duly executed by the president or vice president and secretary or assistant secretary of such other corporation, or by authority of the board of directors thereof.

             SECTION 7.  Inspection of Stock Ledger.  The Secretary
                      ---------------------------
shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

             SECTION 8.  Interested Directors, Quorum.  No contract
                      ----------------------------
or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

             SECTION 9.  Indemnification.  The Corporation shall
                      ---------------
indemnify to the full extent authorized by law, whether by statute, court decision or otherwise, any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee.

             Expenses incurred by a Director or Officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

             For purposes of this By-law, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger, the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, Officer or employee of the Corporation which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.


                                       Article VII - AMENDMENTS


             SECTION 1.  Adoption, Amendment or Repeal of By-laws.
                      -----------------------------------------
By-laws may be made, adopted, altered, amended or repealed by the vote of Shareholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of Shareholders to make, adopt, amend, alter or repeal By-laws, By-laws may be made, adopted, amended, altered or repealed by the Board of Directors.